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                           OFFER TO PURCHASE FOR CASH

                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               XYLAN CORPORATION
                                       AT

                              $37.00 NET PER SHARE
                                       BY

                             ZEUS ACQUISITION CORP.
                     A WHOLLY-OWNED INDIRECT SUBSIDIARY OF

                                    ALCATEL

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
       CITY TIME, ON FRIDAY, APRIL 2, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                   March 8, 1999

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated March 8, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Zeus Acquisition Corp., a corporation organized and existing under the laws of the State of California ("Purchaser") and a wholly-owned indirect subsidiary of Alcatel, a corporation organized and existing under the laws of France ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.001 per share (including the associated Preferred Share Purchase Rights) (collectively, the "Shares"), of Xylan Corporation, a corporation organized and existing under the laws of the State of California (the "Company"), at a price of $37.00 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is made in connection with the Agreement and Plan of Merger, dated as of March 1, 1999 (the "Merger Agreement"), by and among Parent, Purchaser and the Company. Holders of Shares whose certificates evidencing such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary (as hereinafter defined) on or prior to the Expiration Date (as hereinafter defined), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $37.00 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest, upon the terms and subject to the conditions set forth in the Offer.
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          2. The Offer is being made for all of the outstanding Shares.

          3. The Board of Directors of the Company has unanimously approved the Offer, the Merger, the Stock Option Agreement and the Merger Agreement as described in the Offer to Purchase and determined that the Offer, the Merger, the Stock Option Agreement and the Merger Agreement are fair to and in the best interests of the shareholders of the Company and recommends that the shareholders of the Company accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

          4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on April 2, 1999 (the "Expiration Date"), unless the Offer is extended, in which event the term "Expiration Date" will mean the latest time and date at which the Offer, as so extended, will expire.

          5. The Offer is conditioned upon, among other things, there having been validly tendered and not withdrawn on or prior to the Expiration Date at least 90% of the outstanding Shares (the "Minimum Condition"). The Offer is also subject to certain other terms and conditions contained in the Offer to Purchase. See the Introduction and Tender Offer Sections 1 and 14 of the Offer to Purchase.

          6. The Merger Agreement provides that, in the event the Minimum Condition is not satisfied on any scheduled Expiration Date and provided that certain other conditions have been met, Purchaser may, in its sole discretion, either (i) extend the Offer or (ii) amend the Offer to provide that, in the event (A) the Minimum Condition is not satisfied at the next scheduled Expiration Date (without giving effect to the potential issuance of any Shares issuable upon exercise of the Stock Option Agreement) and (B) the number of Shares tendered pursuant to the Offer and not withdrawn as of such next scheduled Expiration Date is more than 50% of the then outstanding Shares, Purchaser will waive the Minimum Condition and amend the Offer to reduce the number of Shares subject to the Offer to a number of Shares that, when added to the Shares then owned by Purchaser, will equal 49.99% of the Shares then outstanding (the "Revised Minimum Number"), and, if a greater number of Shares is tendered into the Offer and not withdrawn, purchase, on a pro rata basis, the Revised Minimum Number of Shares (it being understood that Purchaser may, but will not in any event be required to accept for payment, and pay for, any Shares if less than the Revised Minimum Number of Shares is tendered pursuant to the Offer and not withdrawn at the applicable Expiration Date).

          7. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

          8. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by The Bank of New York (the "Depositary") of (a) Share Certificates or, in the case of book-entry delivery of Shares, timely confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company pursuant to the procedures set forth in Section 3 of the Offer to Purchase,
     (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Lehman Brothers Inc., the Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. AN ENVELOPE IN WHICH TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN YOUR INSTRUCTIONS. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               XYLAN CORPORATION
                                       BY

                             ZEUS ACQUISITION CORP.
                     A WHOLLY-OWNED INDIRECT SUBSIDIARY OF

                                    ALCATEL

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 8, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Zeus Acquisition Corp., a corporation organized and existing under the laws of the State of California and a wholly-owned indirect subsidiary of Alcatel, a corporation organized and existing under the laws of France, to purchase all of the outstanding shares of common stock, par value $0.001 per share (including the associated Preferred Share Purchase Rights) (collectively, the "Shares"), of Xylan Corporation, a corporation organized and existing under the laws of the State of California, at a price of $37.00 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

  Dated:
  -------------------------- , 1999

  Number of Shares to be Tendered:
  -------------------------- Shares*

  *Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                   SIGN HERE

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                           SIGNATURE(S) OF HOLDER(S)
  Name(s) of Holder(s):

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